Exhibit 99.1

Contact:
Kearstin Patterson
Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. Announces
Extension of Rights Offering

FRANKLIN, Tenn. – June 11, 2009 -- BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) announced today that the Company has approved a seven-day extension of the Company’s pending subscription rights offering to 5:00 p.m., New York City time, on June 22, 2009, unless further extended by the Company.  Pursuant to the subscription rights offering, each holder of record of the Company’s common stock as of April 21, 2009 received one non-transferable subscription right for each share of common stock owned by such holder on such date, except with respect to shares of common stock held by the BioMimetic 401K Plan.  Each subscription right represents the right to purchase 0.1017 shares of the Company’s common stock at a price of $8.50 per share.  The rights offering originally was scheduled to expire on June 15, 2009.

If you hold your shares of the Company’s common stock in a brokerage account and wish to exercise your subscription rights, you should follow the instructions from your broker.  If you have not heard from your broker and you wish to participate in the rights offering, please contact your broker.  Your broker can exercise your right to participate in the rights offering on your behalf.  If your broker would like assistance with exercise mechanics, he or she should call the The Altman Group at (866) 796-7176 (toll free) Monday through Friday (except bank holidays), between 10:00 a.m. and 4:00 p.m., New York time.

Subscription rights for the offering will expire if they are not exercised and fully paid for prior to 5:00 p.m., New York City time, on June 22, 2009. The exercise deadline is a receipt deadline, not a mailing deadline, and accordingly subscription documents and subscription payments that are not received by the Subscription Agent (American Stock Transfer & Trust Company) by the expiration deadline will not be honored.

We have appointed The Altman Group as information agent for the rights offering. Any questions regarding the rights offering or requests for additional copies of documents may be directed to The Altman Group at (866) 796-7176 (toll free) Monday through Friday (except bank holidays), between 10:00 a.m. and 4:00 p.m., New York time.  Copies of the prospectus are also available on the website of the U.S. Securities and Exchange Commission located at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  The rights offering will be made by means of a prospectus.

About BioMimetic Therapeutics

BioMimetic Therapeutics, Inc. is developing and commercializing regenerative protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications.  BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of the rhPDGF-BB platform technology.  Additionally, the Company has both completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  BioMimetic's previously approved product and lead product candidates all combine recombinant protein therapeutics (rhPDGF-BB) with tissue specific scaffolds to actively stimulate tissue healing and regeneration.

GEM 21S is the registered trademark of Luitpold Pharmaceuticals, Inc., who now owns and markets that product.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the current intent and expectations of the management of BioMimetic.  These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission.  Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.